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                                                                    EXHIBIT 10.2

DEBRIS LOGO

                               DEED OF COVENANTS

                                   ARTICLE I
                    GRANT OF MORTGAGE AND VESSEL PARTICULARS


1. This Deed of Covenants ("Mortgage") dated _______ MAY 1997, is collateral to secure that FIRST STATUTORY MORTGAGE dated _______ MAY 1997, both being made and delivered by GIANT MARINE GROUP, LTD., a corporation incorporated under the laws of the state of DELAWARE IN THE UNITED STATES OF AMERICA, whose principal place of business is 9000 SUNSET BOULEVARD, 16TH FLOOR, LOS ANGELES, CA 90069 ("Owner"), to DEBIS FINANCIAL SERVICES, INC., a Delaware corporation, with its principal place of business at 201 MERRITT 7, SUITE 700, NORWALK, CONNECTICUT 06856 ("Mortgagee").

2. Owner is the sole owner of 100% of the whole 64/64ths shares in the vessel hereinafter named and described and is justly indebted to Mortgagee, as evidenced by that certain LOAN AGREEMENT dated 16 MAY 1997, in the principal amount of TEN MILLION AND 00/100 IN UNITED STATES DOLLARS (US$10,000,000.00) (which principal sum does not include interest, expenses and fees) ("Loan").

3. In consideration of the Mortgagee's extension of credit to Owner as evidenced by the Loan, and for other good and valuable consideration, and to secure payment and performance of the Loan, any extensions or renewals of the Loan, and all obligations of Owner under this Mortgage, as it may be hereafter supplemented or amended, Owner hereby mortgages to Mortgagee, its successors and assigns, 100% of the whole of the vessel named below:

NAME            PORT            OFFICIAL NUMBER
KAHALANI        NASSAU          723355

together with all masts, boilers, cables, engines, machinery, bowsprits, sails, riggings, boats, anchors, chains, tackle, spare parts, apparel, furniture, fittings, tools, pumps, equipment and supplies, and all other appurtenances, accessories, additions, improvements, and replacements now or hereafter belonging thereto, whether or not removed therefrom, all of which shall be referred to herein as "Vessel."

4. The amount of the debt secured by this Mortgage is US$10,000,000.00, together with interest, expenses and fees that may accrue pursuant to the Loan and this Mortgage.


                                   ARTICLE II
                         PARTICULAR COVENANTS OF OWNER

1. Owner is and shall continue to be a company duly incorporated and in good standing under the laws of the STATE OF DELAWARE IN THE UNITED STATES OF AMERICA and is entitled and has the power to own and operate the Vessel under its own name and to register and maintain the Vessel on the BAHAMAS Register of Ships. Owner shall at all times maintain the Vessel on the BAHAMAS Register of Ships and comply with all requirements thereof.

2. All action necessary for the execution, delivery and validity of this Mortgage, and of the Loan, has been taken, and no further consents or authorizations are required. Owner shall continue to be authorized to do business in any state or country wherein the nature of the Company's activities requires it to be so authorized.

3. Owner lawfully owns and possesses all 64/64ths of the Vessel free from all liens and encumbrances whatsoever and warrants that this Mortgage is and shall remain a first prior, and preferred ship's mortgage and maritime lien against the Vessel. Owner shall defend Mortgagee's first lien position, together with owner's title to and right to possession of the Vessel for the benefit of Mortgagee against all persons whomsoever. Owner shall not set up against Mortgagee or any assignee of this Mortgage any claim of owner against Mortgagee or its assignee under any past or future transaction. Owner shall do everything necessary to establish and maintain this Mortgage as a first preferred mortgage on the Vessel.

4. Owner will, at its own expense, cause to be carried and maintained on the Vessel, insurance in such amounts, against such risk, in such form (including, without limitation, a loss payable clause which shall be in favor of Mortgagee, and a cancellation clause and designation of named assured, which shall include Mortgagee), and with such insurance companies, underwriters or funds as shall be in the reasonable judgment of Mortgagee necessary or advisable for the protection of Mortgagee's interest in the Vessel; provided, however, that Owner will in any event cause the following minimum insurance to be carried or maintained.

        (a) Marine Insurance on the Vessel in an amount at least equal to 115% of the Loan or the full market value of the Vessel, whichever is greater, covering the Vessel against all such usual marine risks as provided in the American Institute Hull Clauses (June 2, 1977, as amended) including, without limitation, the customary Inchmaree and four/fourths running down clause. While laid up, the Vessel may, instead of the foregoing, be covered by all-risk port insurance in the same amount which shall include coverage for mysterious disappearance or theft;

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        (b)  Protection and indemnity insurance, as per Form SP23 or equivalent, including, if engaged in towing, collision and liability coverage for the towing vessel, in an amount not less than the full market value of the Vessel.

        (c) Additional Perils Insurance, including coverage against liability for oil spills and other pollution; and

        (d) Breach of Warranty Insurance for the full amount of the Loan, in favor of Mortgagee.

Owner may substitute different forms for any of the above forms of insurance if such substitute forms furnish at least equal coverage, and Owner may eliminate from any such insurance any risk customarily covered thereunder if such risk is insured under a separate but different form of policy furnishing at least equal coverage. The deductible of any such insurance shall not exceed five percent (5.0%) of the value of the Vessel. Copies of all policies or certificates evidencing such insurance shall be given to Mortgagee for its approval and retention at least ten (10) days prior to the effective date thereof. All policies or certificates evidencing insurance required to be carried and maintained by this Section 4 shall provide the underwriters shall give at least thirty (30) days prior written notice to Mortgagee in the event of cancellation.

The underwriters of the insurance referred to in this Section 4 shall make no payments to Owner, nor shall Owner accept such payments, without the express written permission of Mortgagee. Mortgagee may waive the terms of this provision at its option.

On behalf of Mortgagee, Owner will make all proofs of loss and take all other action necessary or appropriate to collect on insurance carried on the Vessel. To that end, Mortgagee, at Owner's expense, will execute such claim papers and other documents, take such action and furnish such information, as Owner may reasonably request in writing, including tendering abandonment of the Vessel to underwriters.

Owner will not commit any act, nor voluntarily suffer or permit any act to be committed or omitted, whereby any insurance required to be carried and maintained hereunder shall or may be suspended, impaired, or defeated; nor will Owner operate the Vessel outside the navigational limits or cruising range established under any insurance policy obtained by Owner, or otherwise use the Vessel as any time when it is not covered by insurance. Owner will comply at all times with any restrictions imposed by any insurance policies upon the geographical area in which the Vessel may be operated.

Owner agrees to sign any additional documents which Mortgagee deems are necessary to protect or perfect Mortgagee's interest in the Vessel and, for that purpose, hereby makes Mortgagee its attorney-in-fact for signing builder's certificates, manufacturer's statements of origin, title certificates, or other documents necessary to effect the purpose of this Mortgage without enhancing Mortgagee's position beyond this Mortgage. Mortgagee is also hereby appointed Owner's attorney-in-fact as respects insurance claims in excess of US$1,000,000.00, and Mortgagee, should it elect to exercise its authority, shall have full power and authority to make, compromise, pursue, and collect on any claim which could be made on insurance on the Vessel or insurance provided pursuant to this Mortgage; provided, however, that Mortgagee shall not act unreasonably as respects its exercise of that authority and shall pay to Owner any amount it collects which is in excess of amounts owned Mortgagee by Owner.

5. Owner shall operate or locate the Vessel only in such geographical areas as are permitted by its required insurance carrier, and, on request of Mortgagee, shall advise Mortgagee of the Vessel's location.

6. Owner shall not, without the prior written consent of Mortgagee: (a) mortgage the Vessel or any interest in it, (b) charter the Vessel for any term longer than ninety (90) consecutive days, (c) merge or consolidate with any other corporation, or dissolve, (d) transfer responsibility for the Vessel's operation and management to any entity, or (e) transfer any interest in the Vessel if to do so would disqualify the Vessel from flying the Bahamas flag or from being registered in the Bahamas. Owner hereby gives its irrevocable consent to any action which may better secure to the Mortgagee the terms of this clause (6). Should Owner transfer any ownership interest in the Vessel to a third party, it will immediately notify debis of that transfer.

7. Owner shall maintain the Vessel, at its expense, in a seaworthy condition fit for all its contemplated uses, shall make such repairs as are necessary to keep the Vessel in as good a condition as it was in on delivery to Owner, and shall not operate or navigate the Vessel in an unsafe or unsound manner or otherwise expose the Vessel to undue risk of the sea.

8. Neither Owner nor any agent, master, or charterer of the Vessel has or shall have any right, power, or authority to create, incur, or permit to be placed or imposed upon the Vessel, any lien whatsoever other than the lien of this Mortgage. Should any lien other than the lien of this Mortgage attach to or be asserted against the Vessel, Owner will immediately act to discharge and defend the same, and the failure of Owner to bond debis against the line or secure the discharge of any lien within twenty (20) days of its attachment, or to defend the assertion of a lien, will be deemed a breach of this Mortgage. A provision that any charterer shall have not authority, right, or power to incur liens against the Vessel, together with the provisions of paragraphs 8 and 11 of this Article II shall be included in any charter entered into on the Vessel.

9. Owner and any charterer of the Vessel shall place and keep prominently in the pilot house, chartroom, or master's cabin (or elsewhere on the Vessel if none of those places exist) any notice of this Mortgage if required by law, and shall keep a proper copy of this Mortgage with the ship's papers and exhibit to all persons having business with the Vessel and to Mortgagee on demand.


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10.  Owner shall pay when due all taxes, assessments, governmental charges, fines, and penalties lawfully imposed and promptly discharge any and all liens whatsoever upon the Vessel. Owner shall at its own expense and at all times maintain the Vessel in good repair and working order, making all proper renewals and replacements of necessary equipment.

11. If the Vessel shall be libeled, attached, detained, seized, or levied upon or taken into custody under process or under color of any authority, Owner shall forthwith notify Mortgagee by telex or facsimile, confirmed by letter, and forthwith discharge or release the Vessel therefrom.

12. Owner and any charterer of the Vessel shall and at all times afford Mortgagee complete opportunity to inspect the Vessel and its papers as is reasonable under the circumstances, and to examine Owner's or charterer's related accounts and records as is reasonable under the circumstances, and shall certify quarterly, if Mortgagee requests, that all wages and all other claims whatsoever which might have given rise to a lien upon the Vessel, have been paid.

13. From time to time, Owner shall execute and deliver such other and further instruments and assurances as in the opinion of Mortgagee's counsel may be required to subject the Vessel more effectively to the lien hereof, and to effect sales as provided in paragraph 2(d) of Article III.


                                  ARTICLE III
                                    DEFAULT

1.  The following are "Events of Default" under this Mortgage.

        (a) Failure to timely pay the principal, interest, or any other amount due under the Loan or this Mortgage.

        (b) Breach of any provision of Article II of this Mortgage, and, in particular, should the Vessel suffer any substantial damage or become a constructive total loss; provided, however, that breaches of the following provisions of Article II shall not be deemed a default until the passage of twenty (20) days from the breach so as to give Owner an opportunity to cure the breach; failure of Owner to remain a corporation in good standing pursuant to paragraph 1 or to be authorized to do business pursuant to paragraph 2, failure of Owner to make such repairs as are necessary to keep the Vessel in its delivery condition pursuant to paragraph 7, failure of Owner to pay amounts due pursuant to paragraph 10, and failure of Owner to make the quarterly certifications which Mortgagee may request pursuant to paragraph 12;

        (c) Any representation made by Owner being false or misleading in any way; provided, however, with respect to any non-material representation, Owner shall have twenty (20) days from Mortgagee's notification to Owner that it considers the representation to be false or misleading within which to cure before the false or misleading nature of the representation shall be considered as Event of Default;

        (d) Filing of any petition in bankruptcy by or against Owner, or appointment of a receiver for Owner or any of Owner's property, or the taking by any court of any action comparable thereto; provided, however, that if such bankruptcy, receivership, or court taking is not the voluntary action of Owner, Owner shall have thirty (30) days (or such further time as Mortgagee may determine is warranted if Owner is taking reasonable steps which are likely to secure dismissal) in which to obtain the dismissal of the proceeding before the proceeding will be considered to be an Event of Default; and

        (e) Entry of a final judgment against Owner, provided, however, that Owner shall have thirty (30) days within which to discharge any judgment for the payment of money and entry of a final judgment for the payment of money shall not be an Event of Default unless Owner fails to pay or otherwise discharge or bond the same within that thirty (30) day time period.

2.      On the occurrence of an Event of Default, Mortgagee may:

        (a) Declare all amounts owing on the Loan and this Mortgage to be immediately due and payable;

        (b) Collect any earned charter hire and freight monies relating to services performed by the Vessel;

        (c) Retake the Vessel with or without legal process at any time wherever the same may be;

        (d) After repossession, sell the Vessel, free from any claim by Owner of any nature whatsoever, in the manner provided by law, provided that, to the extent permitted by law, such sale may be public or private, without having the Vessel present, and Mortgagee may become the purchaser; provided, however, that Owner shall be entitled to ten (10) days notice of any sale, which obligation will be fulfilled by Mortgagee's sending such notice by registered or certified mail to Owner's last known address.

Mortgagee and its agent are hereby irrevocably appointed the true and lawful attorneys of Owner in its name to make all necessary transfers of the Vessel on its sale after repossession.

3. In the event that the Vessel shall be arrested or detained by an officer of any court or by any other authority, Owner hereby authorizes Mortgagee, its officers, representatives and appointees, in the name of Owner or of Mortgagee, to receive or to take possession of the Vessel, to defend any action, and discharge any lien.

4. Each and every power or remedy herein given to Mortgagee shall be cumulative and in addition to all powers or remedies now or hereafter existing in admiralty, in equity, at law or by statute, and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy, and no waiver of any default shall waive any other default. In any suit Mortgagee shall be entitled to obtain appointment of a receiver for the Vessel



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and any earnings thereof, which receiver shall have full rights and powers to use and operate the Vessel, and to obtain a decree ordering and directing the sale and disposition thereof.

5. Mortgagee shall be entitled to collect from Owner any deficiency remaining on the debt created by the Loan and this Mortgage after application on that debt of the net proceeds from the sale or repossession of the Vessel. Owner shall be entitled to any surplus, subject to set-off in favor of Mortgagee for any other indebtedness of Owner. The sales price of the vessel at any sale held to foreclose Mortgagee's interest therein shall conclusively be deemed to be the fair value of the Vessel regardless of the circumstances or who purchases the vessel, provided that the sale was commercially reasonable.

6. All advances and expenditures which Mortgagee in its discretion may make for Vessel repairs, Vessel improvements for sale, safeguarding the Vessel, Vessel insurance, payment of liens, taxes, penalties or other claims, defense of suits, costs of repossession, or for any other purpose whatsoever related to maintenance of the vessel, preservation of Mortgagee's security interest, or sale of the vessel after repossession, shall be repaid by Owner on demand with interest at the same rate as provided in the Loan and until so paid shall be a debt due from owner to Mortgagee on demand. Mortgagee shall not be obligated to make any such advances or expenditures, nor shall the making thereof relieve Owner of any obligation or default with respect thereto.


                                   ARTICLE IV
                                 MISCELLANEOUS

1. All covenants, obligations and agreements of Owner herein contained shall bind Owner, its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns.

2. If any part of this Mortgage shall be judged invalid, then such partial invalidity shall not cause this Mortgage as a whole to be invalid, and if any provision hereof is held invalid in one or more of its applications, that provision shall remain effective as to all valid applications of it.

3. To the extent required by BAHAMAS law, all provisions of this Mortgage shall be governed by the maritime laws of the BAHAMAS. To the extent not so required, this Mortgage shall be governed by the law of the state of Connecticut, USA, excluding its principles of conflicts of laws.

4. Should Mortgagee or Owner bring and prevail in any action on this Mortgage, it will be entitled to recover, in addition to its costs of litigation, such amount as the court may award as reasonable attorneys fees, whether at trial, on appeal, or in a proceeding in bankruptcy.

IN WITNESS WHEREOF, the Owner has caused this mortgage to be executed under its Corporate Seal the date and year appearing first above.

OWNER, GIANT MARINE GROUP, LTD.

By: /s/ [SIG]
    ---------------------------
    Burt Sugarman, President

THE CORPORATE SEAL OF GIANT MARINE GROUP, LTD.

WAS HEREUNTO AFFIXED BY      /s/ [SIG]
                        ----------------------
IN THE PRESENCE OF:

------------------------------)
     WITNESS



On May 16, 1997, before me, the undersigned, a notary public, appeared BURT SUGARMAN, personally known to me to be the person authorized to execute the above Deed of Covenants, on behalf of GIANT MARINE GROUP, LTD. as Owner of the Vessel.

WITNESS my hand and official seal.

            /s/ [SIG]
----------------------------------
Notary Public

NOELLE SALERNO
COMM. #1008160
Notary Public -- California
LOS ANGELES COUNTY
My Comm. Expires OCT 31, 1997


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COUNTY OF LOS ANGELES           )
                                ) SS
STATE OF CALIFORNIA             )

On the 16th day of May, 1997, before me NOELLE SALERNO personally appeared BURT SUGARMAN -- personally known to me to be the person whose name is subscribed to this instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

NOELLE SALERNO
COMM. # 1008160
Notary Public -- California
LOS ANGELES COUNTY
My Comm. Expires OCT 31, 1997
                                                         /s/ [SIG]
                                                -------------------------------
                                                NOTARY PUBLIC